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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 22, 1998, appearing in the Annual Report on Form 10-K of The Dial Corporation for the year ended January 3, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Phoenix, Arizona